Exhibit 10.5

OFFICE LEASE

*******************************

FRONT STREET - BROOKFIELD, LLC

(Lessor)

and

LIFEMD, INC.

(Lessee)

TABLE OF CONTENTS

Paragraph Number	Subject	Page
1	Tenant Improvements	1
2	Lease Term; Security Deposit	2
3	Rental	3
4	Maintenance Responsibilities; Operating Expenses	5
5	Taxes & Assessments	6
6	Services by Lessor	7
7	Alterations	7
8	Use and Occupancy	8
9	Insurance	9
10	Fire or Other Casualty	9
11	Condemnation	10
12	Condition at Commencement and Termination	10
13	Indemnity	11
14	Quiet Enjoyment	11
15	Assignment and Subletting	11
16	Default	12
17	Removal of Lessee’s Property	13
18	Notices	13
19	No Identity of Interest	14
20	Entire Understanding; Amendment	14
21	Personal Representatives, Successors and Assigns	14
22	Law Applicable	14
23	Surrender of Premises	15
24	Holding Over	15
25	Right of Entry	15
26	Waiver	15
27	Estoppels/Subordinations	16
28	Bankruptcy	16
29	Environmental Compliance	17
30	Force Majeure	19
31	Parking	19
32	OFAC Certification	19
33	Liens	20
34	Limitation of Damages and Liability	20
35	Sale of Premises	20
36	Right to Relocate	20
37	Relocation of Existing Furniture	20
38	Miscellaneous	21
39	Addenda and Exhibits	21
40	Representation of Condition; Financial Statements	22
41	Right of First Refusal	22
42	Broker’s Commission	22

Exhibit A	Property Description
Exhibit B	Plans and Specifications
Exhibit C	Janitorial Standards
Exhibit D	Rules and Regulations
Lease Addendum Number	One Workletter

STATE OF SOUTH CAROLINA	)
	)	LEASE AGREEMENT
COUNTY OF GREENVILLE	)

This Lease Agreement (this “Lease”), dated as of the 17th day of September 2024 (the “Effective Date”), by and between FRONT STREET - BROOKFIELD, LLC, a North Carolina Limited Liability Company with offices at 450 N. Patterson Avenue, Suite 300; Post Office Box 21509, Winston-Salem, North Carolina 27101 (the “Lessor”), and LIFEMD, INC., a Delaware corporation, located at 236 Fifth Avenue, Suite 400, New York, New York 10001 (the “Lessee”).

RECITALS/STATEMENT OF PURPOSE

Lessor is the owner of certain real property located in Greenville County, South Carolina, at 201 Brookfield Parkway, Greenville, South Carolina, 29607, which is further described on Exhibit A, attached hereto and made a part hereof (the “Land”), on which Lessor has an office building containing approximately 119,659 square feet (the “Building”). Lessee wishes to lease from Lessor, and Lessor wishes to lease to Lessee Suite 200 in the Building containing approximately 23,324 rentable square feet (measured in accordance with BOMA Standards and subject to a final space plan therefor, and which includes both the suite and the proportionate share of undivided Common Area, as defined herein, in the Building allocated thereto, and is hereinafter referred to as the “Leased Premises” or the “Premises”), together with a non-exclusive right to use the Common Areas of the Building and the Land, upon the terms and conditions set forth herein. The purpose of this instrument is to set forth the terms and conditions upon which the parties will deal with each other as a result of Lessee’s having leased the Leased Premises from Lessor.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Lessor hereby leases the Leased Premises to Lessee and Lessee leases the Leased Premises from Lessor upon the following terms and conditions:

1. TENANT IMPROVEMENTS. Lessor agrees that it shall construct the upfit plan for Suite 200 substantially in accordance with the plans and specifications to be attached hereto as Exhibit B, which plans and specifications are hereby incorporated herein by reference (the “Upfit Plans and Specifications”). Lessor warrants that the construction of the Premises and other improvements shall be completed in a good and workmanlike manner in compliance with all applicable law, including ADA.

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Prior to the Rental Commencement Date (as defined in Section 2(a) below), Lessee may inspect the Premises in order to determine that the Premises and the other improvements shown on the plans and specifications have been completed in accordance with the Upfit Plans and Specifications and to compile a “punch list” of unfinished or incomplete items related to the construction of the Premises. The Premises and the other improvements shall be deemed to have been completed substantially in accordance with the Upfit Plans and Specifications upon the issuance by the appropriate governmental authority of a Certificate of Occupancy for the Premises, and Lessee must accept the Premises and other improvements as complying with the Upfit Plans and Specifications, so long as only immaterial “punch list” type items remain unfinished or uncompleted on the date of delivery of possession of the Leased Premises to the Lessee; but only so long as such unfinished or incomplete work does not unreasonably interfere with Lessee utilizing the Leased Premises for the purposes set forth in Section 8 hereof.

Lessor and Lessee agree that improvements to be made to the Premises shall be made pursuant to the provisions set forth in the Workletter attached hereto as Lease Addendum Number One [Workletter] (the “Workletter”).

Lessee shall have non-exclusive access to the Common Areas of the Building. The Common Areas generally include space that is not included in portions of the Building, and the Land upon which the Building is situated, set aside for leasing to tenants or reserved for Lessor’s exclusive use, including driveways, access roads, loading docks, sidewalks, parking areas, entrances, hallways, lobbies, elevators, restrooms, walkways and plazas (“Common Areas”). Landlord has the exclusive right to (i) designate the Common Areas, (ii) change the designation of any Common Area and otherwise modify the Common Areas, and (iii) permit special use of the Common Areas. All use of the Common Areas shall be subject to any rules and regulations promulgated by Lessor.

2. LEASE TERM; SECURITY DEPOSIT.

(a) The initial term of this Lease (“Term”) shall commence upon the Rental Commencement Date (as defined in Section 2(c) below) and continue for a period of seven (7) Lease Years (as defined below) after the Rental Commencement Date. The term “Lease Year” as referred to herein shall mean the period beginning on the Rental Commencement Date and ending on the day prior to the anniversary of such date in the next calendar year, and each such period thereafter during the Term of this Lease. Lessor will notify Lessee thirty (30) days prior to the date that the Leased Premises are expected to be ready for occupancy. Upon Substantial Completion of the Leased Premises (as defined in Section 7 of the Workletter) Lessor and Lessee agree to execute a Certificate of Rental Commencement confirming the Rental Commencement Date, the expiration date, and the rentable square feet of the Premises. Notwithstanding the fact that the Term of this Lease and certain obligations of Lessee do not commence until the Rental Commencement Date, this Lease shall nevertheless be binding upon the parties in accordance with its terms as of the Effective Date.

(b) Provided Lessee is not in default hereunder, the Term of this Lease may be extended at the option of the Lessee for one (1) additional (5) five-year period (“Renewal Term”). Such option shall be exercised by written notice to Lessor no earlier than nine (9) months and no later than six (6) months prior to the expiration of the initial Term. The Renewal Term shall be upon the same terms, covenants, and conditions as the initial Term, including the provisions for annual adjustments to Base Rental at no more than four percent (4%) annually. References to the word “Term” in this Lease shall be deemed to include any applicable Renewal Term, except that Lessee shall have no right to extend or renew this Lease after the Renewal Term set forth above. Any termination of this Lease during the initial Term shall automatically terminate the option to renew or extend this Lease provided for herein.

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(c) It is anticipated that construction of the Premises will begin as soon as possible once all construction permits have been timely acquired and all Tenant Improvements shall be completed within twenty (20) weeks after this Lease is fully executed (the “Anticipated Completion Date”), provided Lessee fulfills its obligations under the Workletter in a timely manner. If Lessor, as the result of the occurrence of a Force Majeure (as defined in Section 30 hereof), cannot deliver possession of the Leased Premises to Lessee on the Anticipated Completion Date, this Lease shall not be void or voidable, no obligation of Lessee shall be affected thereby, and neither Lessor nor Lessor’s agents shall be liable to Lessee for any loss or damage resulting from the delay in delivery of possession, unless such delay is due to Lessor’s negligence or willful misconduct. Unless expressly otherwise provided herein, Base Rental (as hereinafter defined) shall commence—only after completion of Tenant Improvements (including all activities and work to be completed pursuant to the work letter (i.e., Lessor’s punch list), as evidenced by Lessee’s written approval (not to be unreasonably withheld) of the aforementioned having been completed— on the earlier of (i) the date of occupancy of the Leased Premises by Lessee, (ii) the date a certificate of occupancy has been issued for the Leased Premises; or (iii) the date a certificate of occupancy could have been issued for the Leased Premises had there been no unreasonable Delays attributable to Lessee (the “Rental Commencement Date”).

(d) Security Deposit. Lessor will not require a security deposit.

3. RENTAL.

(a) The rental for the first Lease Year shall be four hundred sixty-six thousand four hundred eighty and 00/100 Dollars ($466,480.00), hereinafter referred to as the “Base Rental,” which annual Base Rental shall be increased as hereinbelow provided in Subparagraph 3(b). Base Rental shall be payable in equal monthly installments in advance on the first day of every calendar month during the Term of this Lease and shall be increased from time to time pursuant to the provisions of Subparagraph 3(b) below. The first monthly payment of Base Rental shall be due on the Rental Commencement Date.

(b) The base component of the Base Rental shall be increased after the end of each Lease Year during the Term of this Lease by no more than four percent (4%), and the Operating Expense component of the Base Rental shall be increased (if needed) each Lease Year in accordance with the provisions of Section 4(c) below.

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The Base Rental shall be increased in accordance with the following provisions:

(1) Ten (10) days prior to the beginning of the second Lease Year and of each Lease Year thereafter (the “Rental Adjustment Date”), the Base Rental shall be increased by no more than four percent (4%);

(2) The Lessor will notify the Lessee thirty (30) days prior to the commencement of the new Lease Year of the new Base Rental for the upcoming Lease Year. The failure by Lessor to notify Lessee as set forth herein shall not constitute a waiver of Lessee’s obligation to pay any increases in Base Rental nor Lessor’s right to collect such increases in Base Rental.

(c) The Lessee shall pay the Base Rental, Additional Rent, as defined herein, and any other amounts due from Lessee to Lessor through the Automated Clearing House (“ACH”) electronic funds transfer system at South State Bank, in accordance with the routing and account instructions which have been provided by Lessor to Lessee in a separate notice concurrently with the execution of this Lease. Lessor may modify the method of Lessee’s payment of Base Rental from time to time to an alternate account, or to an alternate financial institution, provided Lessor shall deliver written instructions to Lessee at least thirty (30) days in advance of the effectiveness of such modification. Base Rental together with Additional Rent may be referred to herein collectively as “Rent.”

(d) If any portion of the Rent or any other sum payable to Lessor hereunder shall not be paid when due, after ten (10) business days thereafter, it shall bear interest at a rate equal to ten-percent (10%) per annum (the “Default Rate”) from the due date until the date of payment thereof by Lessee; provided, however, that nothing contained herein or elsewhere in this Lease shall be construed or implemented in such a manner as to allow Lessor to charge or receive interest in excess of the maximum legal rate then allowed by law. Interest at the Default Rate shall be calculated by Lessor and upon notice from Lessor of the interest due, Lessee shall remit such amount with the next Rent payment due to be paid.

All dates and Rent shall be adjusted to reflect the beginning of the initial Lease Year and will be incorporated into the Certificate of Rental Commencement provided for in Section 2(a) of this Lease Agreement.

The Lessee will pay the Rent to FRONT STREET - BROOKFIELD, LLC, with offices at 450 N. Patterson Avenue, Suite 300, Winston-Salem, NC 27101; Post Office Box 21509, Winston-Salem, North Carolina 27101, or to such other person or at such other place as the Lessor may designate in writing.

(e) Lessor agrees to provide Lessee with four (4) months rent abatement (“Abatement Period”), Rent abatement commencing on the Rental Commencement Date as a credit back for the amount of additional rent paid by Lessee as holdover rent at the Previous Premises, as defined herein. During this Abatement Period, Lessee shall not be required to pay Base Rental. It is expressly understood that this Rent abatement applies solely to the Base Rental and does not extend to any other charges or obligations under this Lease, including but not limited to any Additional Rent or other sums that may be due under the terms of this Lease. Should Lessee default under any of the terms of this Lease during the Abatement Period, or if the Lease is terminated due to Lessee’s default, the full amount of the abated Base Rental shall immediately become due and payable as Additional Rent

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4. MAINTENANCE RESPONSIBILITIES; OPERATING EXPENSES.

(a) Lessor Maintenance. As between Lessor and Lessee, Lessor shall be responsible for maintenance of the roof and structural portions of the Leased Premises; provided, the Lessor shall not be responsible for any damage thereto caused by the negligence or willful misconduct of Lessee, its employees, agents, invitees, subtenants, licensees, assignees, or contractors, in which event the costs of repairing such damage shall be paid by Lessee within fifteen (15) days after receipt of Lessor’s invoice for the same. Lessor shall commence any repairs for which it is responsible promptly after notification by Lessee and shall complete same diligently.

(b) Additional Lessor Maintenance. Lessor shall also be responsible for all maintenance, upkeep, and repair of any kind and nature with respect to the Leased Premises, such to be accomplished regularly and routinely by Lessor so as to keep the Leased Premises at all times in first-class condition; provided, the Lessor shall not be obligated to repair any damage to the Leased Premises or perform any maintenance or upkeep of any kind thereto caused or necessitated by the negligence or willful misconduct of Lessee, its employees, agents, invitees, subtenants, licensees, assignees, or contractors, in which event such damage shall be promptly repaired by Lessee. By way of example and not limitation, Lessor shall keep and maintain all plumbing, heating, electrical, and air conditioning systems in the Leased Premises in good working order. Lessee shall not be entitled to any abatement of Rent for Lessor’s inability to perform such maintenance or upkeep due to a Force Majeure event, and Lessor shall not be liable for any loss or damage occasioned by any breakdown or interruption in the operation of such systems.

(c) Operating Expenses.

(i) During the Term of this Lease, Lessee shall pay to Lessor, as Additional Rent, Lessee’s Proportionate Share (as defined herein) of any increase in Operating Expenses (as hereinafter defined) incurred by Lessor in the operation and maintenance of the Building and the Common Areas above the Operating Expenses Lessor incurs during the calendar year 2024 (the “Base Year”). Lessee’s “Proportionate Share” shall be calculated by dividing the approximately 23,324 rentable square feet of the Premises by the approximately 119,659 rentable square feet of the Building, which equals 19.492%. If during any calendar year the occupancy of the rentable area of the Building is less than 95% occupied, then Operating Expenses (as hereinafter defined) which vary by occupancy will be “grossed up” or increased to reflect 95% occupancy.

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(ii) “Operating Expenses” shall mean all direct costs incurred by Lessor for providing services to all tenants in the Building and in the operation, repair, and maintenance of the Building and Common Areas, including without limitation, ad valorem real and personal property taxes, hazard and liability insurance premiums, all utilities, heating, ventilation, air conditioning, life safety services, janitorial service, labor, materials, supplies, equipment and tools, permits, licenses, inspection fees, management fees, landscaping, snow and ice removal, dumpster and garbage removal services, and other Common Area expenses; provided, however, Operating Expenses shall not include depreciation of the Building or equipment therein, interest, executive salaries, real estate brokers’ commissions, or other expenses that do not relate to the operation of the Building nor any expenses that are specifically related to vacant portions on the Building (not including the Common Areas). An annual statement of Operating Expenses shall be accounted for and reported in accordance with generally accepted accounting principles (the “Annual Statement”). Lessee’s share of controllable Operating Expenses, which shall include management fees, labor, materials, supplies, equipment and tools, permits, licenses, inspection fees, and other fees as defined above, shall not increase by more than five (5%) percent compounded and cumulative per Lease Year.

(iii) For the first calendar year following the Base Year, and for each calendar year thereafter during the Term, Lessor shall estimate the amount the Operating Expenses shall increase for such calendar year above the Operating Expenses incurred during the Base Year. Lessor shall send to Lessee a written statement of the amount of Lessee’s Proportionate Share of any estimated increase in Operating Expenses and Lessee shall pay to Lessor, monthly, Lessee’s Proportionate Share of such increase in Operating Expenses. Within one hundred twenty (120) days after the end of each calendar year, or as soon as is reasonably possible thereafter, Lessor shall send a copy of the Annual Statement to Lessee. Pursuant to the Annual Statement, Lessee shall pay to Lessor Additional Rent as owed or Lessor shall credit Lessee’s Base Rental payment next due if Lessor owes Lessee a credit. After the expiration or earlier termination of this Lease, Lessor shall send Lessee the final Annual Statement for the Term, and Lessee shall pay to Lessor Additional Rent as owed or if Lessor owes Lessee a credit, then Lessor shall pay Lessee a refund. If there is a decrease in Operating Expenses in any calendar year below Operating Expenses for the Base Year then no Additional Rent shall be due on account of Operating Expenses, but Lessee shall not be entitled to any credit, refund or other payment that would reduce the amount of other Rent owed. If this Lease expires or terminates on a day other than December 31, then Additional Rent shall be prorated on a 365-day calendar year (or 366 if a leap year) basis.

5. TAXES & ASSESSMENTS. Lessor shall pay when due all real property taxes and assessments which are now or which may hereafter be imposed upon the Leased Premises, and Lessee shall pay when due all taxes and assessments of any kind or nature imposed or assessed upon Lessee’s improvements, trade fixtures, equipment, merchandise or other property installed in or brought onto the Leased Premises by or for Lessee. Upon Lessor’s request, the Lessee shall furnish Lessor copies of paid receipts for all said taxes and assessments forthwith after payment of same.

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6. SERVICES BY LESSOR. Provided that Lessee is not then in default, Lessor shall cause to be furnished to the Building, or as applicable, the Leased Premises, in common with other tenants, during business hours of 8:00 A.M. to 6:00 P.M. Monday through Friday, and 8:00 A.M. to 1:00 P.M. Saturdays (excluding National and State holidays) (“Business Hours”), the following services: janitorial services (5) five days a week after Business Hours, as more particularly set forth on Exhibit C), water (if available from city mains) for drinking, lavatory and toilet purposes, operatorless elevator service, gas and heating and air conditioning for the reasonably comfortable use and occupancy of the Leased Premises, provided heating and cooling conforming to any governmental regulation prescribing limitations thereon shall be deemed to comply with this service. Lessor shall furnish the Leased Premises with electricity for the maintenance of building standard fluorescent lighting composed of 2’ x 4’ fixtures and keep such lighting in good repair and replace bulbs as needed. Incandescent fixtures, table lamps, all lighting other than the aforesaid building standard fluorescent lighting, dimmers and all lighting controls other than controls for the aforesaid building standard fluorescent lighting shall be serviced, replaced and maintained at Lessee’s expense. Lessor shall also furnish the Leased Premises with electricity for lighting for the aforesaid building standard fluorescent lighting and for the operation of general office machines, such as electric typewriters, desk top computers, word processing equipment, dictating equipment, adding machines and calculators, telecommunication equipment and network servers and office copy machines. Lessor shall provide electricity as necessary for the normal operation of convenience outlets serving the Leased Premises. After Business Hours heating and air conditioning will be available at a charge of thirty-five dollars ($35.00) per hour, or part thereof, per floor, with a minimum charge of two (2) hours per occurrence. All additional costs resulting from Lessee’s after Business Hours usage of heating, air conditioning or electricity shall be paid by Lessee upon demand as Additional Rent for each month or portion thereof, and Lessee shall not install equipment with unusual demands for any of the foregoing without Lessor’s prior written consent, which Lessor may withhold if it determines that in its opinion such equipment may not be safely used in the Leased Premises or that electrical service is not adequate therefor. If heat generating machines or equipment other than those contemplated by the foregoing language of this Section 6 or other intensive activities shall be used or carried on in the Leased Premises by Lessee which materially adversely affect the temperature, the heating and air conditioning systems, or utility usage thereof, Lessor or Lessee, with Lessor’s prior written consent, shall have the right to install supplemental air conditioning units in the Leased Premises and the actual cost thereof, including the cost of engineering and installation, and the actual cost of operation and maintenance thereof, shall be paid by Lessee upon demand by Lessor.

7. ALTERATIONS. Any alterations, additions or improvements permitted herein except as otherwise provided in Section 1 and the Workletter shall be made at the expense of the Lessee. The Lessee agrees that it will make no alterations, additions, or improvements to the Leased Premises without the prior written consent of the Lessor, which shall not be unreasonably withheld, conditioned or delayed. All alterations, additions, improvements, cabinetry or other fixtures made or attached to the Building or the Leased Premises by and for the Lessee, including but not limited to, any and all subdividing partitions, walls or railings of whatever type, material or height (but excepting movable office furniture and equipment and modular cabinetry paid for by Lessee and not permanently attached to the Building, which may be removed by the Lessee at the end of the Term of this Lease, if such termination is not the result of Lessee default hereunder) shall be the property of the Lessor and shall remain upon and be surrendered with the Leased Premises as a part thereof at the expiration or earlier termination of this Lease. The Lessor, however, reserves the right to require the Lessee to remove any paneling, decorations, partitions, walls or railings, floor coverings, booths, or fixtures installed by or at the request of the Lessee, by giving notice of such election to the Lessee at any time prior to, or not later than ten (10) days after the expiration or earlier termination of the Lease; in which event the Lessee, at the Lessee’s sole cost and expense, shall remove the property so specified on or before the date of expiration or earlier termination of this Lease or a date five (5) days after the receiving of such notice, whichever shall be the later, and shall promptly restore the Leased Premises to their original condition, reasonable wear and tear excepted; if Lessee fails to perform the necessary restorations within ten (10) days after removing the property, or if Lessee is in default under this Lease, Lessor may undertake the restoration of the Leased Premises to their original condition after the removal of the specified property, in which event Lessee shall promptly reimburse Lessor for the cost of such restoration.

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8. USE AND OCCUPANCY.

(a) The Lessee agrees that the Leased Premises will be used only for business office use and for the purpose of conducting Lessee’s business therefrom (the “Permitted Use”); Lessee shall have the right to use graphics of its choosing within the Premises and on interior directories, all of which shall be subject to Lessor’s prior written approval. Lessee will have a sleeve on the exterior directory sign in the front of the Building, as well as the electronic directory within the Building; otherwise, that no unlawful use of the Leased Premises will be made; that no sign, name, legend, notice or advertisement of any kind will be fixed, painted or displayed on any part of the Leased Premises, except with the consent of Lessor, which consent shall not be unreasonably withheld; and that upon the termination or expiration without intent to renew of this Lease, Lessee will vacate and surrender possession of the Leased Premises to the Lessor in as good condition as the Leased Premises were on the Rental Commencement Date, ordinary wear and tear excepted. Notwithstanding the foregoing, Lessee must lease at least one (1) entire floor of the Building for the entirety of the Term or pay Ten Thousand and No/100 Dollars ($10,000.00) as Additional Rent for each Lease Year during the Term of the Lease, in order to install, at Lessee’s sole cost and expense, signage on the exterior of the Building (“Exterior Signage”). Such Exterior Signage must be approved in writing by Lessor prior to its installation and must adhere to all governmental laws and regulations. Upon termination or expiration of the Lease, Lessee shall remove such Exterior Signage and shall restore that portion of the Building to Lessor in as good a condition as existed on the Rental Commencement Date, ordinary wear and tear excepted.

(b) Lessee will use and operate the Leased Premises and use the Common Areas of the Building in compliance with the restrictive covenants encumbering the Land, with the rules and regulations attached hereto as Exhibit D and any other rules established by Lessor and with all laws, rules and regulations of any agency having jurisdiction over the Leased Premises. Lessee will not use and will not permit or suffer anyone else to use, the Leased Premises for the production, storage or disposal of any hazardous substance or material as now or hereafter defined by any state or federal law or any agency having jurisdiction over the Leased Premises.

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9. INSURANCE.

(a) Lessor agrees that it will keep the Leased Premises and the Building insured against loss or damage by fire with extended coverage to the full fair insurable value thereof. Lessee shall not be liable to repair damage caused by accidental fire or other casualty covered by such insurance. Lessee shall not use or permit upon the Premises anything that will invalidate or will increase the rate of any policy of insurance now or hereafter carried on the Leased Premises or the Building.

Lessee agrees that it will keep its trade fixtures, equipment, and other property of Lessee located in, on or about the Premises insured against loss or damage by fire with extended coverage to the full fair insurable value thereof. Lessee agrees that all personal property in, about or on the Premises shall be at the risk of Lessee only and that Lessor shall not be liable for damage thereto or theft thereof under any circumstances.

(b) The Lessor and the Lessee agree that if the Leased Premises or any furniture, fixtures, machinery, equipment or other personal property located therein are damaged or destroyed by fire or other insured casualty, the rights, if any, of either party against the other with respect to such damage or destruction are hereby waived if and to the extent permitted by any applicable insurance policies. The parties agree to use their best efforts to ensure that the policies of insurance obtained by them permit such waivers of subrogation and shall furnish evidence of such, each to the other.

(c) At all times subsequent to the commencement of this Lease and during its full Term, the Lessee, at its sole cost and expense, shall provide general public liability insurance for personal injury and property damage in an amount of $1,000,000.00 per occurrence.

(d) Lessor shall provide Lessee and Lessee shall provide Lessor with certificates evidencing the coverages hereinabove described. All such policies provided by Lessee shall name Lessor and, with respect to insurance covering the Leased Premises, and any lender of Lessor which maintains a mortgage on the Leased Premises, as additional insureds and shall provide Lessor and such lender must receive at least thirty (30) days’ written notice before any cancellation or material change in terms.

10. FIRE OR OTHER CASUALTY.

(a) The Lessor agrees that if during the first three (3) years of the initial Term of this Lease or the first two (2) years of the Renewal Term if this Lease is renewed, the Leased Premises shall be damaged by fire or other casualty, to such an extent that the cost of repairs will be less than 50% of the fair market value of the Leased Premises at the time of such casualty, provided Lessor’s lender permits, Lessor will employ the proceeds of insurance policies referred to in Section 9 to repair the Leased Premises after a casualty with reasonable dispatch after notice to Lessor of damage, due allowance to be made for delay resulting from any cause beyond the Lessor’s reasonable control; provided, however, that the Lessor shall not be required to expend funds in excess of the insurance proceeds or repair or replace any property which the Lessee may be entitled to remove or which the Lessor may require the Lessee to remove from the Leased Premises upon the termination or expiration of this Lease, and provided further, that during the time that the Leased Premises are unfit for occupancy by Lessee, the Rent shall abate in proportion to the extent the Leased Premises are unfit for occupancy, so long as the damage was not occasioned by the act or omission of Lessee or Lessee’s agents, servants, employees or invitees.

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(b) If the Leased Premises are damaged during the last two (2) years of the initial Lease Term or the last three (3) years of the Renewal Term or to such extent that the cost of repairs will be 50% or more of the fair market value of the Leased Premises, as above described, then the Lessor in his sole discretion may choose not to repair and restore the Leased Premises, whereupon the Lessor may terminate this Lease by notifying the Lessee in writing, within a reasonable time after such damage, of the Lessor’s election to terminate this Lease. In the event of the giving of such notice during the Term of this Lease, this Lease shall expire and all interests of the Lessee in the Leased Premises shall terminate on the date specified in such notice, and the Rent shall be apportioned and paid up to the time of such fire or other casualty if the Leased Premises are damaged, or up to the specified date of termination.

(c) Any insurance proceeds from the fire and extended coverage insurance furnished by the Lessee shall be made payable to the Lessor to affect the required repairs. Lessee will cooperate with and coordinate with Lessor in insuring that such proceeds are at the Lessor’s disposal on a timely basis in order that Lessor may proceed with the repairs with reasonable dispatch.

11. CONDEMNATION. If the whole of the Leased Premises or such part thereof as shall make the Leased Premises unsuitable for the Permitted Use shall be taken for any public or any quasi-public use under any statute or by right of eminent domain, or by private purchase by condemning authority in lieu thereof, then this Lease shall automatically terminate as of the date the title shall be taken, and the Rent shall be apportioned as of that date. Such termination shall be without prejudice to the rights of either party to recover compensation from the condemning authority for any loss or damage caused by the taking. Neither party shall have any rights in or to any award made to the other by the condemning authority.

12. CONDITION AT COMMENCEMENT AND TERMINATION. The Lessor warrants that the Leased Premises and all its systems including heating, plumbing, wiring, lighting, air conditioning, water and sewer shall be in good working order at the beginning of the Term of this Lease. At the expiration or earlier termination of this Lease, Lessee shall deliver up possession of the Lease Premises to Lessor in as good condition as the same are at the Rental Commencement Date, excepting only reasonable wear and tear.

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13. INDEMNITY. The Lessee agrees to defend, indemnify and save harmless the Lessor and the agents, servants and employees of the Lessor against and from any and all claims made or liability, loss, cost, damage and expenses (including reasonable attorneys’ fees) assessed against Lessor by or on behalf of any person, firm or corporation arising by reason of injury to person or property occurring on the Leased Premises, occasioned in whole or in part by any act or omission of Lessee (including any acts or omission involving radioactive or hazardous substance on the part of the Lessee or an employee (whether or not acting within the scope of employment), agent, visitor, assign or sub-tenant of the Lessee), or by reason of any unlawful use of the Leased Premises or any breach, violation or nonperformance of any covenant in this Lease on the part of the Lessee to be observed or performed, and also for any matter or thing growing out of the occupancy or use of the Leased Premises by the Lessee or anyone holding or claiming to hold through or under the Lessee. Lessee agrees to pay for all damage to the Leased Premises, as well as all damage to licensees or invitees thereof, caused by Lessee’s misuse or neglect of the Leased Premises, its apparatus, or appurtenances. Lessor shall not be liable to Lessee for any loss or damage incurred by Lessee as the result of any act of negligence of any occupant of the Building (or such occupant’s guests, invitees, contractors and/or employees) or by any owner or occupant of property adjoining or contiguous to the Land.

Lessor agrees to defend, indemnify, and save harmless the Lessee, and the agents, servants, and employees of the Lessee, against and from any and all claims made or liability, loss, cost, damage, and expenses (including reasonable attorneys’ fees) assessed against Lessee by or on behalf of any person, firm, or corporation arising by reason of injury to person or property occurring on the Leased Premises, occasioned in whole or in part by any act or omission, including any acts or omissions regarding radioactive or hazardous substances, on the part of the Lessor or an employee or agent of the Lessor.

14. QUIET ENJOYMENT. The Lessor agrees that the Lessee on paying the Rent and keeping and performing the agreement and covenants herein contained, shall hold and enjoy the Leased Premises for the Term aforesaid, free from interference by the Lessor or by anyone claiming by, through or under the Lessor, subject, however, to the terms of this Lease.

15. ASSIGNMENT AND SUBLETTING. Except as set forth below, Lessee shall not assign or sublease the Leased Premises without Lessor’s prior written consent, which consent shall not be unreasonably withheld. Factors which Lessor may reasonably consider in deciding whether to consent to an assignment or sublease include (without limitation), (i) the creditworthiness of the proposed assignee or sublessee, (ii) the proposed use of the Premises, (iii) whether there is other vacant space in the Building, (iv) whether the assignee or sublessee will vacate other space owned by Lessor, (iv) whether Lessor is negotiating with the proposed sublessee or assignee for a lease of other space owned by Lessor, and (vi) any renovations to the Premises or special services required by the assignee or sublessee. Lessor will not consent to an assignment or sublease that might result in a use that conflicts with the rights of any existing tenant. One consent shall not be the basis for any further consent. Consent to any assignment or sublease by Lessor shall not release the Lessee from its obligations and liabilities hereunder.

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Notwithstanding anything in this Lease to the contrary, Lessee may assign this Lease or sublet the Leased Premises or any portion thereof, at any time, without Lessor’s consent to (a) any Affiliate (as defined below) or any entity which owns or is owned by an Affiliate, (b) any entity acquiring substantially all of the assets of Lessee or (c) another corporation in connection with the merger of Lessee with such corporation (each of the foregoing, a “Permitted Transferee”). As used herein, “Affiliate” shall mean any entity which acquires all or a part of Lessee, or which is acquired in whole or in part by Lessee, or which is controlled directly or indirectly by Lessee, or which entity controls Lessee, directly or indirectly. For purposes of this definition, “control” shall mean the ownership of a majority of the outstanding voting stock of a corporation or other majority equity or control interest if the entity is not a corporation and the possession of power to direct the management and policy of such corporation or such other entity. Lessee shall be required to provide written notice and all reasonable documentation to confirm such affiliation, acquisition or merger and an assumption of lease in a form reasonably acceptable to Lessor.

16. DEFAULT.

(a) In the event of any failure in the payment of Rent or any other sum payable hereunder for ten (10) days after the due date along with written notice from Lessor demanding payment, such failure shall be a default by Lessee, and the Lessor, without prejudice to any other rights or remedies that it may have, shall have the right, immediately or any time thereafter, to reenter the Leased Premises and remove all persons and property from the Leased Premises. In the event the Lessee shall neglect to keep or perform any covenant, agreement or condition of this Lease (other than the payment of Rent or any other sums due), the Lessor shall give written notice of such failure to the Lessee; and in the event that such failure is not rectified within twenty (20) days from the date of such notice, then the Lessee shall be in default of this Lease and the Lessor shall have the right to enter the Leased Premises immediately or at any time thereafter and remove the Lessee therefrom, without prejudice to any other remedies of the Lessor. In the event of such re-entry, and excluding that which may result from the gross negligence or willful misconduct of Lessor, the Lessee hereby waives all claims for damages which may be caused by the re-entry of the Lessor and will save the Lessor harmless from any loss, cost or damages occasioned Lessor thereby (including reasonable attorneys’ fees and other expenses incurred by reason of such re-entry), and no such re-entry shall be considered or construed to be a forcible entry.

(b) The Lessor shall also have the right, at its option, to cure any of Lessee’s defaults and charge the cost of such cure to Lessee as Additional Rent.

(c) Should the Lessor elect to re-enter the Leased Premises as herein provided, or should Lessor take possession pursuant to legal proceedings, it may either terminate this Lease or it may, from time to time, without terminating this Lease, re-let the Leased Premises or any part thereof on Lessee’s account for such time or times and at such rental or rentals and upon such other terms and conditions as the Lessor in its reasonable discretion may deem advisable, with the right to make alterations and repairs to the Leased Premises, and the Lessee shall pay the amount of Rent due under this Lease to the date of the beginning of payment of Rent pursuant to any such re-letting, together with the cost of such re-letting, including attorneys’ fees occasioned by such re-letting, brokers’ commissions, tenant improvement costs and the cost of any repairs to the Leased Premises necessitated by damage caused by Lessee, and the Lessee will thereafter pay monthly during the remainder of the Term of this Lease the difference, if any, between the rent collected from such re-letting and the Rent reserved in this Lease if such rent collected is less than that reserved in this Lease. No such re-entry or taking possession of the Leased Premises by the Lessor shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to the Lessee. Notwithstanding any such re-letting without termination, the Lessor may, at any time after the occurrence of any default set out in this Section 16, elect to terminate this Lease, and may terminate it by giving written notice to that effect to the Lessee.

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(d) If the Lessor shall at any time terminate this Lease on account of any default set out in this Section 16, in addition to other remedies it may have, it may recover from the Lessee all damages that it may suffer by reason of the termination of this Lease, including, but not limited to, reasonable attorneys’ fees and expenses and other costs of recovering possession of the Leased Premises, and the excess, if any, of the amount of Rent and other amounts to be paid by the Lessee under the terms of the Lease for the remainder of the stated Term, over the then reasonable rental value of the Leased Premises for the remainder of the stated Term.

(e) If, before or during the Term of this Lease, the Lessee shall be adjudged a bankrupt, or if any proceeding under the federal bankruptcy laws shall be filed by or against the Lessee, then such occurrence shall be deemed a default of this Lease by Lessee and, upon the happening of such event, Lessor shall have all the rights and remedies provided herein, and the Lessee shall be liable for all damages sustained by the Lessor as provided by law.

(f) If, before or during the Term of this Lease or any renewal thereof (1) the Lessee shall make an assignment for the benefit of creditors, or (2) a receiver shall be appointed for the property of the Lessee by order of a court of competent jurisdiction by reason of the insolvency or alleged insolvency or otherwise of the Lessee, or (3) any department of the state or federal government, or any officer thereof authorized by order of court, shall take possession of the business or property of the Lessee by reason of the insolvency or alleged insolvency of the Lessee, or (4) execution shall issue on any judgment and be levied against Lessee’s interests in the Leased Premises, then, upon the happening of any one or more of such events, at the option of the Lessor, this Lease may be terminated by the Lessor by written notice to that effect to the Lessee, and the Lessor shall, in addition to other remedies provided by law in case of default by the Lessee, be entitled to the damages set out in this Section 16.

17. REMOVAL OF LESSEE’S PROPERTY. Provided Lessee pays all Rent due Lessor and is not in default hereunder, Lessee shall have the right, subject to Section 7 hereof, to remove all furniture and equipment from the Leased Premises upon expiration of this Lease.

18. NOTICES. Any notice provided for herein shall be deemed to have been served sufficiently upon receipt if the same shall be in writing and sent (1) via certified mail, return receipt requested; (2) email with read receipt acknowledgement; or (3) overnight express mail carrier requiring signature by recipient, addressed as follows:

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As to Lessor:	FRONT STREET - BROOKFIELD, LLC
c/o Asset Management
450 N. Patterson Avenue, Suite 300
Post Office Box 21509
Winston-Salem, North Carolina 27101
Telephone: (336) 243-2600
FAX: (336) 243-2680
Email: Jonathan@FrontStreetCapital.com

As to Lessee:	LIFEMD, INC.
c/o Eric Yecies, Chief Legal Officer
236 Fifth Avenue, Suite 400
New York, New York, 10001
Telephone: (800) 852-1575
FAX: (949) 666-4094
Email: legal@lifemd.com

Notices may also be made via facsimile transmission, followed by non-certified original hard copy or overnight express mail no signature required, to the above-captioned fax numbers. Sender’s transaction report showing successful transmission to receiver’s number shall be evidence of receipt of notice by receiver at the time indicated.

19. NO IDENTITY OF INTEREST. The execution of this Lease or the performance of any act pursuant to the provisions hereof shall not be deemed or construed to have the effect of creating between Lessor and Lessee the relationship of principal and agent or of partnership or of joint venture and the relationship between them shall be that only of Lessor and Lessee or landlord and tenant.

20. ENTIRE UNDERSTANDING; AMENDMENT. This instrument contains the entire understanding and agreement by and between the parties hereto with respect to the Lease of the Leased Premises, notwithstanding any prior or contemporaneous oral or written agreements or instruments, and no amendment to this Lease shall be effective unless the same is in writing and signed by all of the parties hereto.

21. PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS. All rights and privileges provided for hereunder shall inure to the benefit of the personal representatives, successors and assigns of the parties hereto. All obligations herein provided shall be binding on the parties hereto, the personal representatives, successors, and assigns.

22. LAW APPLICABLE. This Lease Agreement shall be construed and interpreted under and governed by the laws of the State of South Carolina.

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23. SURRENDER OF PREMISES. Lessee will deliver up the Leased Premises at the end of the Term or any holdover period in good order and condition, reasonable wear and tear accepted.

24. HOLDING OVER. This tenancy expires at the end of the Lease Term provided in Section 2 without any notice required by or from either party, unless renewed as specified in Section 2, but it is expressly understood that if Lessee holds over for another month at the end of said Term or the Renewal Term for any purpose other than the removal of its property, and Lessor accepts Rent for said month, such holding over shall operate as a renewal of the tenancy for another month and for each additional month Lessor accepts rent, at a rental rate equal to 125% of the rental payable in the last month of the Term for the first two (2) months and 150% thereafter. Should Lessor require possession of the Leased Premises, Lessor shall give Lessee seven (7) days to vacate the Leased Premises prior to the end of such holdover period. If Lessor loses a prospective tenant because Lessee fails to vacate the Premises upon expiration of the Lease or any termination of the Lease after notice to do so, then Lessee will be liable for such damages as Lessor can prove because of Lessee’s wrongful failure to vacate.

25. RIGHT OF ENTRY. The Lessee agrees that the Lessor shall have the right to enter and to grant licenses to enter the Leased Premises at any reasonable time upon reasonable advance notice to Lessee (a) to examine the Leased Premises, (b) to make alterations and repairs to the Leased Premises (including the right, during the progress of such alterations or repairs, to keep and store within the Leased Premises all necessary materials, tools and equipment, provided said storage does not interfere with Lessee’s use and occupancy), (c) for any purpose which the Lessor shall reasonably deem necessary for the operation and maintenance of the Leased Premises, (d) to show the Leased Premises to a prospective purchaser of the Building or to a prospective lender, or

(e) within one hundred eighty (180) days prior to the termination of this Lease, to exhibit the Leased Premises to prospective new tenants of the Leased Premises, and that no such entry shall render the Lessor liable to any claim or cause of action for loss of or damage to the business or property of the Lessee, by reason thereof, nor in any manner affect the obligations and covenants of this Lease.

26. WAIVER. The waiver by Lessor or Lessee of any breach of any covenant or agreement herein contained shall not be deemed to be a waiver of such covenant or agreement or any subsequent breach of the same or any other covenant or agreement herein contained. The subsequent acceptance of Rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any covenant or agreement of this Lease, other than the failure of Lessee to pay the particular Rent so accepted, regardless of Lessor’s knowledge of such preceding breach at the time of acceptance of such breach.

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27. ESTOPPELS/SUBORDINATIONS.

(a) Within ten (10) days after request therefor by Lessor, Lessee shall deliver in recordable form a certification to any proposed lender, trustee or purchaser, certifying that (1) this Lease is unmodified and in full, force and effect (or, if there have been modifications, that this Lease is in full effect as modified, and identifying such modifications); (2) the dates to which the Rent has been paid; (3) that, to the best of Lessee’s knowledge, no default exists in the observance of this Lease and no event of default has occurred and is continuing, or specifying each such default or event of default of which Lessee may have knowledge; and (4) any other information Lessor may reasonably requests, it being intended that any such statement may be relied upon by Lessor’s mortgagees or any prospective purchaser of the interest of Lessor in the Building.

(b) This Lease is subject to and subordinate at all times to the lien of existing and future mortgages and deeds of trust on the Leased Premise. Although no instrument or act on the part of the Lessee shall be necessary to effectuate such subordination, the Lessee will, nevertheless, execute and deliver such further instruments subordinating this Lease to the lien of all such mortgages and deeds of trust as may be desired by the Lessor in replacement of the first mortgage loan on the Leased Premises. The Lessee hereby appoints the Lessor its attorney-in-fact, irrevocably, to execute and deliver any such instruments on behalf of the Lessee.

28. BANKRUPTCY. If, pursuant to the insolvency laws (i.e., the United States Bankruptcy Code, 11 U.S.C. Paragraph 101 et seq., and any federal, state, foreign or other laws of like impact), Lessee or a trustee of Lessee is permitted to, and elects to, assume or assume and assign this Lease:

(a) Lessee or the trustee shall as a condition to such assumption or assumption and assignment either cure all defaults under this Lease, or provide Lessor Adequate Assurance (hereinafter defined) that: (i) Lessee or the trustee shall cure all monetary defaults under this Lease within ten (10) days after the date of any such assumption; and (ii) Lessee or the trustee shall cure all non-monetary defaults under this Lease within thirty (30) days after the date of any such assumption.

(b) Lessee or the trustee shall as a condition to such assumption or assumption and assignment either compensate, or provide Adequate Assurance to Lessor that within ten (10) days from the date of any such assumption, Lessee or the trustee shall compensate Lessor for any pecuniary loss incurred by Lessor arising from any default under this Lease, including, but not limited to, Lessor’s reasonable attorneys’ fees and disbursements and any late charge applicable under this Lease, as recited in Lessor’s written statement of pecuniary loss sent to Lessee or the trustee.

(c) In the case of an assumption, Lessee or the trustee shall as a condition to such assumption provide Lessor with Adequate Assurance of the future performance of the obligations of Lessee under this Lease, including, without limitation, Adequate Assurance of Lessee’s, or the trustee’s ability to pay Rent.

(d) In the case of an assumption and assignment, such assignee shall as a condition to such assignment provide Lessor with Adequate Assurance of the future performance of the obligations of Lessee under this Lease, including, without limitation, Adequate Assurance of such assignee’s ability to pay Rent.

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(e) In the case of an assumption and assignment, any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Lessor (or shall be held in trust for the benefit of Lessor and be promptly paid or delivered to Lessor), shall be and remain the exclusive property of Lessor and shall not constitute property of Lessee or of the estate of Lessee within the meaning of the United States Bankruptcy Code, 11 U.S.C. Paragraph 101, et seq.

(f) In the case of an assumption, Lessee or the trustee, and in the case of an assumption and assignment, such assignee, shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assumption or assumption and assignment. Lessee and any such trustee or assignee shall upon demand execute and deliver to Lessor an instrument confirming such assumption.

(g) The assumption of this Lease by Lessee or the trustee and the assumption and subsequent assignment of this Lease to the assignee is subject to all the provisions of this Lease, and Lessee, trustee or assignee will not breach any provision contained in this Lease or any other lease, mortgage, financing agreement, master agreement or other agreement relating to the Building.

(h) Notwithstanding anything in the Lease to the contrary, all amounts payable by Lessee to or on behalf of Lessor under this Lease, whether or not expressly denominated as Rent or other charges due hereunder shall constitute rent for the purpose of Paragraph 502(b)(6) of the United States Bankruptcy Code and for the purpose of any similar Paragraph of any other present or future insolvency laws.

29. ENVIRONMENTAL COMPLIANCE.

(a) Lessee’s Responsibility. Lessee shall not (either with or without negligence) cause or permit the escape, disposal, or release of any biologically active or other hazardous substances, or materials into the Building or onto the Land on which the Building is located and any surrounding land owned by Lessor. Lessee shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or in compliance with the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Building any such materials or substances except to use in the ordinary course of Lessee’s business, and then only after written notice is given to Lessor of the identity of such substances or materials. Lessee covenants and agrees that the Premises will at all times during its use or occupancy thereof be kept and maintained so as to comply with all now existing or hereafter enacted or issued statutes, laws, rules, ordinances, orders, permits, and regulations of all state, federal, local and other governmental and regulatory authorities, agencies and bodies applicable to the Premises, pertaining to environmental matters or regulating, prohibiting or otherwise having to do with asbestos and all other toxic, radioactive, or hazardous wastes or material including, but not limited to, the Federal Clean Air Act, the Federal Water Pollution Control Act, and the Comprehensive Environmental Response Compensation, and Liability Act of 1980, as from time to time amended (all hereinafter collectively called “Laws”). Lessee shall execute affidavits, representations and the like, from time to time, at Lessor’s request, concerning Lessee’s best knowledge and belief regarding the presence of hazardous substances or materials in the demised Premises.

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(b) Lessee’s Liability. Lessee shall hold Lessor free, harmless, and indemnified from any penalty, fine, claim, demand, liability, cost, or charge whatsoever which Lessor shall incur, or which Lessor would otherwise incur, by reason of Lessee’s failure to comply with this Section 29 including, but not limited to: (i) the cost of bringing the Premises into compliance with all Laws and in a non-contaminated state, the same condition as prior to occupancy; (ii) the reasonable cost of all appropriate tests and examinations of the Premises to confirm that the Premises have been brought into compliance with all Laws; (iii) the reasonable fees and expenses of Lessor’s attorneys, engineers, and consultants incurred by Lessor in enforcing and confirming compliance with this Section 29.

(c) Property. For the purpose of this Section 29, the Premises shall include the real estate covered by this Lease; all improvements thereon; all personal property used in connection with the Premises (including that owned by Lessee); and the soil, ground water, and surface water of the Premises, if the Premises includes any ground area.

(d) Inspections by Lessor. Lessor and its engineers, technicians, and consultants (collectively the “Auditors”) may, from time to time as Lessor deems appropriate, conduct periodic tests and examinations (“Audits”) of the Premises to confirm and monitor Lessee’s compliance with this Section 29. Such Audits shall be conducted in such a manner as to minimize the interference with Lessee’s Permitted Use; however, in all cases, the Audits shall be of such nature and scope as shall be reasonably required by then existing technology to confirm Lessee’s compliance with this Section 29. Lessee shall fully cooperate with Lessor and its Auditors in the conduct of such Audits. The cost of such Audits shall be paid by Lessor unless an Audit shall disclose a material failure of Lessee to comply with this Section 29, in which case, the cost of such Audit, with respect to Lessee’s premises only and the cost of all subsequent Audits related to the non-compliance of Lessee made during the Term and within thirty (30) days thereafter (not to exceed two (2) such Audits per calendar year), shall be paid for on demand by Lessee.

(e) Lessor’s Liability. The foregoing covenants and undertakings of Lessee contained in this Section 29 shall not apply to any condition or matter constituting a violation of any Law: (i) which existed prior to the commencement of Lessee’s use or occupancy of the Premises; (ii) which was not caused, in whole or in part, by Lessee or Lessee’s agents, employees, officers, partners, contractors or invitees; or (iii) to the extent such violation is caused by, or results from the acts or neglects of Lessor or Lessor’s agents, employees, officers, partners, contractors, guests, invitees, or other Lessees.

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(f) Lessee’s Liability After Termination of Lease. The covenants contained in this Section 29 shall survive the expiration or termination of this Lease and shall continue for so long as Lessor and its successors and assigns may be subject to any expense, liability, charge, penalty, or obligation against which Lessee has agreed to indemnify Lessor under this Section 29.

30. FORCE MAJEURE. Whenever a period of time is prescribed for the taking of any action by Lessee or Lessor, neither party shall be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, fire, earthquakes, floods, acts of God, acts of third parties, governmental regulations or orders, shortages of labor or materials, war, governmental laws, regulations or restrictions, pandemics, or any other cause whatsoever beyond the control of a party (all of which are sometimes referenced collectively in this Agreement as “Force Majeure”) excluding however the financial condition of either party or the unavailability to or cost of funds of either party. Notwithstanding the foregoing, in no event shall Force Majeure relieve Lessee of its requirement to pay Rent or any other payment obligations of the Lessee due hereunder in a timely fashion.

31. PARKING. Lessee shall be entitled to two (2) reserved parking spaces, and a reasonable pro-rata share of the unreserved parking spaces of the Building, not to exceed five (5) parking spaces per one thousand (1,000) square feet of space in the Premises for use by Lessee’s employees and visitors in common with the other tenants and their employees and visitors. Lessee’s use of parking spaces shall also be subject to the Rules and Regulations.

32. OF AC CERTIFICATION.

(a) Certification. Lessee hereby certifies, for itself and on behalf of its individual partners, shareholders, members, or owners, that:

(i) Neither Lessee, nor any individual partner, shareholder, member, or owner, is acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and

(ii) Neither Lessee, nor any individual partner, shareholder, member, or owner, is engaged in this transaction, directly or indirectly, on behalf of, or instigating or facilitating this transaction, directly or indirectly, on behalf of any such person, group, entity, or nation.

(b) Indemnification. Lessee hereby agrees to defend, indemnify, and hold harmless Lessor from and against any and all claims, damages, losses, risks, liabilities, and expenses (including reasonable attorneys’ fees at all tribunal levels) arising from or related to any breach of the certification set forth in Section 32(a) above.

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33. LIENS. Lessee shall have no power to do any act or make any contract that may create or be the foundation of any lien, mortgage or other encumbrance upon the reversionary or other estate of Lessor, or any interest of Lessor in the Premises. NO CONSTRUCTION LIENS OR OTHER LIENS FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED TO THE PREMISES SHALL ATTACH TO OR AFFECT THE INTEREST OF LESSOR IN AND TO THE PREMISES. Lessee shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by or on behalf of Lessee. Should any lien or claim of lien be filed against the Premises by reason of any act or omission of Lessee or any of Lessee’s agents, employees, contractors or representatives, then Lessee shall cause the same to be canceled and discharged of record by bond or otherwise within ten (10) days after the filing thereof. Should Lessee fail to discharge the lien within ten (10) days, then Lessor may discharge the lien. The amount paid by Lessor to discharge the lien (whether directly or by bond), plus all administrative and legal costs incurred by Lessor, shall be Additional Rent payable on demand. The remedies provided herein shall be in addition to all other remedies available to Lessor under this Lease or otherwise.

34. LIMITATION OF DAMAGES AND LIABILITY. Notwithstanding any other provisions in this Lease, Lessor shall not be liable to Lessee for any special, consequential, incidental or punitive damages. If Lessor, or its employees, officers, directors, stockholders or partners, are ordered to pay Lessee a money judgment because of Lessor’s breach of this Lease, such money judgment may only be enforced against and satisfied out of: (i) Lessor’s interest in the Premises, including the rental income and proceeds from sale; and (ii) any insurance or condemnation proceeds received because of damage or condemnation to, or of, the Premises that are available for use by Lessor. No other assets of Lessor or the other parties exculpated by the preceding sentence shall be liable for, or subject to, any such money judgment.

35. SALE OF PREMISES. Lessor may sell the Premises, or any portion thereof, without affecting the obligations of Lessee hereunder; upon the sale of the Premises, or any portion thereof, Lessor shall be relieved of all responsibility for the Premises, or such portion thereof, and shall be released from any liability thereafter accruing under this Lease.

36. INTINTIONALLY DELETED.

37. RELOCATION OF EXISTING FURNITURE. Lessor agrees to facilitate the relocation of Lessee’s furniture, fixtures, and equipment (“FF&E”) from the building located at 651 Brookfield Parkway, Greenville, South Carolina 29615 (“Previous Premises”), to the Leased Premises. The relocation shall be carried out in a professional and efficient manner. Lessor shall bear all costs associated with the relocation and reassembly of the FF&E, including but not limited to, packing, transportation, and unpacking of Lessee’s FF&E. Lessor shall ensure that the relocation is conducted by a licensed and insured moving company, and shall provide Lessee with a copy of the moving company’s insurance certificate prior to the move. Lessee agrees to cooperate with Lessor and the moving company to facilitate the relocation process, including providing access to the Previous Premises as necessary. Lessee shall also prepare an inventory list of the items to be moved and provide a copy to Lessor prior to the relocation. Lessor shall ensure that the relocated FF&E are placed in designated areas within the Leased Premises as directed by Lessee. Any modification or rework of the FF&E shall be at Lessee’s sole cost and expense.

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38. MISCELLANEOUS.

(a) For all terminology in this Lease, the singular shall include the plural, and the masculine, feminine or neuter includes the other.

(b) Headings of sections are for convenience only and shall not be considered in construing the meaning of the contents of such section.

(c) If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons whose circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

(d) This Lease may not be recorded, but Lessee and Lessor agree, upon the request of the other party, to execute a memorandum hereof for recording purposes at the sole cost and expense of the party so requesting.

(e) The delivery of a key or other such tender of possession of the Premises to Lessor or to an employee of Lessor shall not operate as a termination of this Lease or a surrender of the Premises unless acknowledged in writing by Lessor.

(f) Should either party prevail in any legal proceedings against the other for breach of any provision in this Lease, then the non-prevailing party shall be liable for the costs and expenses of the prevailing party, including its reasonable attorneys’ fees at all tribunal levels.

(g) Time is of the essence with respect to all dates and time periods set forth or referred to in this Lease. Notwithstanding the foregoing, if any date or time period provided for in this Lease ends on a weekend or federal or state holiday, the date or time period shall automatically be extended to the next day that is not a weekend or federal or state holiday.

(h) No waivers, alterations or modifications of this Lease or any agreements in connection therewith shall be valid unless in writing, duly executed by both Lessor and Lessee herein.

(i) Lessee and Lessee’s employee’s, agent’s, and invitee’s use of the fitness center located in the Building shall be governed by a separate agreement by and between Lessor and Lessee and Lessee’s employees, agents, and invitees.

39. ADDENDA AND EXHIBITS. If any addenda or exhibits are noted below, such addenda and exhibits are incorporated herein and made a part of this Lease.

(jj) Exhibit A — Property Description

(kk) Exhibit B - Plans and Specifications

(ll) Exhibit C - Janitorial Standards

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(mm) Exhibit D - Rules and Regulations

(nn) Lease Addendum Number One - Workletter

40. REPRESENTATION OF CONDITION; FINANCIAL STATEMENTS. Lessee hereby represents and warrants that, as of the Effective Date of this Lease, Lessee has not received any notice of, nor is Lessee (or Lessee’s officers, owners, members, or shareholders, as applicable) aware of, any pending or threatened civil or criminal litigation, or other private or governmental claim or proceeding affecting Lessee or Lessee’s future financial condition. Upon request of Lessor, Lessee agrees to furnish to Lessor copies of Lessee’s most recent annual or quarterly, publicly filed financial statements, audited if available. The financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied. The financial statements shall include a balance sheet and a statement of profit and loss, and the annual financial statement shall also include a statement of changes in financial position and appropriate explanatory notes. Lessor may deliver the financial statements to any prospective or existing mortgagee or purchaser of the Building.

41. RIGHT OF FIRST REFUSAL. Lessor agrees that prior to leasing any other space contiguous to the Leased Premises (“Expansion Space”), Lessor shall provide terms of the first bona fide offer to lease such space from a third party that Lessor is willing to accept (“Offer”) to Lessee. Lessee shall have a right of first refusal (“ROFR”) to elect to lease the entire Expansion Space on terms and conditions identical to those contained in the Offer (including, without limitation, the length of the term), and if Lessee desires to exercise that right, Lessee shall deliver written notice exercising its ROFR within five (5) business days following delivery of the copy of the Offer from Lessor to Lessee. If Lessee duly and timely exercises the ROFR, Lessor and Lessee shall promptly amend this Lease to include the Expansion Space on terms and conditions identical to those contained in the Offer. If for any reason, Lessee fails to duly and timely exercise the ROFR, or if Lessee properly exercises such right but thereafter for any reason does not enter into the amendment of the Lease within thirty (30) days after exercise of the ROFR (unless the delay is caused by Lessor), then Lessor shall be free to lease the Expansion Space to another tenant on the terms and conditions of the Offer without any obligation pursuant to this Section 41.

42. BROKER’S COMMISSIONS. Lessee and Lessor each represent and warrant that they have not dealt with any real estate broker, finder or other person, with respect to this Lease in any manner, except CBRE, Inc. (“Lessor’s Broker”) and KDS Caine Commercial Real Estate (“Lessee’s Broker” and together with Lessor’s Broker, the “Brokers”). Lessor shall pay any commissions or fees that are payable to the Brokers with respect to this Lease pursuant to Lessor’s separate agreement with such Brokers. Each party shall indemnify and hold the other harmless from any and all damages resulting from claims that may be asserted against the other party by any other broker, finder or other person (including, without limitation, any substitute or replacement broker claiming to have been engaged by the indemnifying party in the future), claiming to have dealt with the indemnifying party in connection with this Lease or any amendment or extension hereto. The provisions of this paragraph shall survive the expiration or earlier termination of this Lease.

[Signatures on the following page.]

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IN WITNESS WHEREOF, the parties hereto have signed and sealed this Lease as of the Effective Date.

LESSOR: FRONT STREET - BROOKFIELD, L.L.C.

By :	FRONT STREET - BROOKFIELD, L.L.C. Manager

By:	/s/ Robert A. Teaw JR.
Name:	Robert A. Teaw JR.
Title:	Manager

LESSEE: LIFEMD, INC.

By:	/s/ Marc Benathen
Name:	Marc Benathen
Title:	Chief Financial Officer

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EXHIBIT A

PROPERTY DESCRIPTION

[***]

A-1

EXHIBIT B

PLANS AND SPECIFICATIONS

[***]

B-1

EXHIBIT C

JANITORIAL STANDARDS

[***]

C-1

EXHIBIT D

RULES AND REGULATIONS

[***]

D-1

LEASE ADDENDUM NUMBER ONE [WORKLETTER]

This Lease Addendum Number One (the “Workletter”) shall set forth the rights and obligations of Lessor and Lessee with respect to space planning, engineering, final workshop drawings, and the construction and installation of any improvements to the Leased Premises to be completed before the Rental Commencement Date (“Tenant Improvements”). This Workletter contemplates that the performance of this work will proceed in five stages in accordance with the following schedule: (i) preparation of a space plan; (ii) final design and engineering and preparation of final plans and working drawings; (iii) preparation by the Contractor (as hereinafter defined) of an estimate of the additional cost of the initial Tenant Improvements; (iv) submission and approval of plans by appropriate governmental authorities; and (v) construction and installation of the Tenant Improvements by the Rental Commencement Date.

In consideration of the mutual covenants hereinafter contained, Lessor and Lessee do mutually agree to the following:

1. Space Planning, Design and Working Drawings. Lessor shall provide and designate architects, engineers and space planners as deemed necessary by Lessor and Lessee for the construction of the Tenant Improvements, who, at Lessee’s expense, which expense shall be deducted from the Allowance (as hereinafter defined), will do the following:

a. Attend a reasonable number of meetings with Lessee and Lessor and/or Lessor’s agent to define Lessee’s requirements for the Leased Premises. Lessor shall provide one complete space plan prepared by Lessor’s architect or space planner in order to obtain Lessee’s approval. Lessor and Lessee shall approve or disapprove such space plans, in writing, within ten (10) days after receipt of the space plans.

b. Provide and complete construction drawings for Lessee’s partition layout, reflected ceiling grid, telephone and electrical outlets, keying, and finish schedule.

c. Provide and complete building standard mechanical plans where necessary (for installation of air conditioning system and duct work, and heating and electrical facilities) for the work to be done in the Leased Premises.

d. All plans and working drawings for the construction and completion of the Leased Premises shall be subject to Lessor’s and Lessee’s prior written approval. Any changes or modifications Lessee desires to make to such plans or working drawings shall also be subject to Lessor’s prior approval. Lessor agrees that it will not unreasonably withhold its approval of the plans and working drawings for the construction of the Leased Premises, or of any changes or modifications thereof; provided, however, Lessor shall have sole and absolute discretion to approve or disapprove any improvements that will be visible to the exterior of the Leased Premises, or which may affect the structural integrity of the Building. Any approval of such plans and working drawings by Lessor shall not constitute approval of any delays caused by Lessee and shall not be deemed a waiver of any rights or remedies that may arise as a result of such delays. Lessor may condition its approval of plans and working drawings upon extension of the Anticipated Completion Date if such plans and drawings require a change in design or materials for the Building in which the Leased Premises are located and may further condition its approval of Lessee’s plans and drawings on payment in advance for such improvements estimated to cost more than the Allowance (as defined in Section 3 below).

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2. Leased Premises Delivered as an Improved Shell. Lessor agrees to deliver the Leased Premises to Lessee (at Lessor’s expense and before the construction of the Tenant Improvements begins) as a partially “Improved Shell” consisting of the following:

-	Common Areas complete
-	HVAC System complete to perimeter VAV boxes. No ductwork or distribution is included.
-	Sprinkler System as required by building codes with heads turned up.
-	Perimeter walls framed and insulated Electrical distribution panel on each floor.

3. Allowance. Lessor agrees, at its sole cost and expense to provide an allowance of up to twenty-five and No/100 Dollars ($25.00) per usable square foot of the Premises, or a total of five hundred sixty-five thousand eight hundred and No/100 Dollars ($565,800.00), subject to any modifications to the usable square footage of the Premises, to design, engineer, install, supply and otherwise to construct the Tenant Improvements in the Leased Premises that will become a part of the Building (the “Allowance”); otherwise, Lessee is fully responsible for the payment of all costs in connection with the Tenant Improvements to the partially Improved Shell described in Section 2 above. Any cost of the Tenant Improvements in excess of the Allowance (the “Tenant Improvements Overage”) shall be paid by Lessee promptly upon receipt of Lessor’s invoice for the same. Lessee’s failure to promptly pay such excess costs as set forth above shall constitute a default under this Lease. After six (6) months from the Commencement Date, any portion of the Allowance not used by Lessee for Tenant Improvements can be converted into a credit against Rent over a twelve (12) month period in equal monthly installments.

4. Signage and Keying. Door and/or directory signage and suite keying in accordance with building standards shall be provided and installed by Lessor and deducted from the Allowance.

5. Work and Materials at Lessee’s Expense

a. Lessor shall select the licensed general contractor (the “Contractor”) to construct and install the Tenant Improvements. Contractor shall submit to Lessor and Lessee written estimates of the cost of the Tenant Improvements and Lessor and Lessee shall approve (or disapprove) said estimates in writing within five (5) business days of the receipt thereof. The Contractor shall not be authorized to proceed thereon until such estimate is mutually agreed upon and approved in writing and delivered to Contractor.

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b. Lessee agrees to pay promptly, upon being billed therefor, all costs and expenses incurred in connection with the Tenant Improvements in excess of the Allowance. Such costs and expenses shall include all amounts charged by the Contractor for performing such work and providing such materials (including the Contractor’s general conditions, overhead and profit).

c. Lessee will be responsible for all cabling, data, telecom, furniture, fixtures, appliances, equipment and any other tenant specific item outside of a traditional office upfit.

6. Lessee Plan Delivery Date

a. Lessee shall be solely responsible for the timely written approval of plans and drawings, and it is hereby understood time is of the essence.

b. Lessee covenants and agrees to approve in writing the floor plan for the Leased Premises on or before five days from receipt from Lessor. Lessee covenants and agrees to approve in writing the final plans and working drawings for the Tenant Improvements on or before five days from receipt from Lessor (the “Lessee Plan Delivery Date”). It is vital that the final working drawings be approved in writing by the Lessee by the Lessee Plan Delivery Date in order to allow Lessor sufficient time to review and approve (or disapprove) such plans and working drawings, to discuss with Lessee any changes therein which Lessor believes to be necessary or desirable, to enable the Contractor to prepare an estimate of the cost of the initial Tenant Improvements, and to substantially complete the Leased Premises within the time frame provided in the Lease.

7. Substantial Completion

a. The Leased Premises shall be deemed to be substantially complete when the work to be performed by the Contractor pursuant to the plans and working drawings approved by Lessor and Lessee has been completed and approved by the appropriate governmental authorities as evidenced by receipt of a Certificate of Occupancy or Temporary Certificate of Occupancy, and as certified by Lessor and Lessor’s architect, except for items of work and adjustment of equipment and fixtures that can be completed after the Leased Premises are occupied without causing material interference with Lessee’s use of the Leased Premises (i.e., “punch list items”).

b. Notwithstanding the foregoing if substantial completion of the Leased Premises is delayed as a result of:

(i) Lessee’s failure to approve the final plans and working drawings for the construction and completion of the Leased Premises on or before the Lessee Plan Delivery Date; or

(ii) Lessee’s changes in the Tenant Improvements or the plans therefor (notwithstanding Lessor’s approval of any such changes); or

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(iii) Lessee’s request for changes in or modifications to such plans or working drawings subsequent to the Lessee Plan Delivery Date; or

(iv) Inability to obtain non-building standard materials, finishes or installations requested by Lessee; or

(v) The performance of any work by any person, firm or corporation employed or retained by Lessee; or

(vi) Any other act or omission by Lessee or its agents, representatives, and/or employees;

then, in any such event, for purposes of determining the Rental Commencement Date, the Leased Premises shall be deemed to have been substantially completed on the date that the General Contractor determines that the Leased Premises would have been substantially completed if such delay or delays had not occurred.

8. Materials and Workmanship. Lessor covenants and agrees that all work performed in connection with the construction of the Leased Premises shall be performed in a good and workmanlike manner, with new materials and in accordance with all applicable laws and regulations and with the final approved plans and working drawings. Lessor agrees to exercise due diligence in completing the construction of the Leased Premises. Lessee shall indemnify, defend and hold Lessor and its agents harmless from all loss, costs, foreseeable and unforeseeable, direct or consequential; damages; liability; fines; prosecutions; judgments; litigation; and expenses, including but not limited to, clean-up costs, court costs and reasonable attorney’s fees arising out of the construction of the Tenant Improvements by Lessee or its assignees, sublessees, employees, agents, invitees, licensees and Contractors.

9. Repairs and Corrections. Lessee agrees to repair and correct any work or materials installed by Lessee or its Contractor in the Leased Premises that prove defective as a result of faulty materials, equipment, or workmanship. Notwithstanding the foregoing, Lessee shall not be responsible to repair or correct any defective work or materials installed by Lessor or any work or materials that prove defective as a result of any act or omission of Lessor or any of its employees, agents, invitees, licensees, subtenants, customers, clients, or guests.

10. Possession by Lessee. The taking of possession of the Leased Premises by Lessee shall constitute an acknowledgment by Lessee that the Leased Premises are in good condition and that all work and materials provided by Lessor are satisfactory as of such date of occupancy, except as to any defects or incomplete work that are described in a written notice given by Lessee to Lessor no later than thirty (30) days after Lessee commences possession of the Leased Premises, and except for any equipment that is used seasonally if Lessee takes possession of the Leased Premises during a season when such equipment is not in use.

11. Access During Construction. During construction of the Tenant Improvements in the Leased Premises with the approval of Lessor, Lessee shall be permitted reasonable access to the Leased Premises, as long as such access does not interfere with or delay construction work on the Leased Premises for the purposes of taking measurements, making plans, installing trade fixtures, and doing such other work as may be appropriate or desirable to enable Lessee eventually to assume possession of and operate in the Leased Premises.

12. Lessee shall retain all furniture in the Premises after the expiration of the Lease Term provided by Lessor to Lessee at the beginning of this Lease.

12. Certificate of Rental Commencement. Upon Substantial Completion of the Leased Premises (as defined in this Lease Addendum Number One [Workletter]) Lessor and Lessee agree to execute a Certificate of Rental Commencement Lease Modification Agreement reflecting the Rental Commencement Date.

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OF THE LEASE AGREEMENT]

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